As filed with the Securities and Exchange Commission on April 24, 1998
                                           Registration Statement No.  333-29927

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 ON
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             PEN INTERCONNECT, INC.
             (Exact name of registrant as specified in its charter)

       Utah                          3357
(State or other jurisdiction of    (Primary Standard Industrial
incorporation)                     Classification Code Number)

                                   87-0430260
                       (IRS Employer Identification No.)


                             Pen Interconnect, Inc.
                              2351 South 2300 West
                           Salt Lake City, Utah 84119
                                 (801) 973-6090
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          James S. Pendleton, Chairman
                             Pen Interconnect, Inc.
                              2351 South 2300 West
                           Salt Lake City, Utah 84119
                                 (801) 973-6090
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                                    Copy to:
                              Oscar D. Folger, Esq.
                              James W. Lucas, Esq.
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 697-6464

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /_/




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

         This amendment on the Form S-3 is being filed to amend and update the Selling Security Holders Table.

                            SELLING SECURITY HOLDERS

         As of the date of this Amendment, an aggregate of 1,978,404 shares of Common Stock are being offered for sale by Selling Security Holders. The following table sets forth certain information with respect to the Selling Security Holders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock, although it will receive proceeds from the exercise of the Warrants, if exercised.

                            Beneficial                              Beneficial
                            Ownership of                            Ownership of
                            Shares of                               Shares of
                            Common Stock       Securities to be     Common Stock
Selling Security Holders    Prior to Sale         Sold              After Sale

KLS Enterprises              100,000              100,000                 0
Rahim Kab                     10,000               10,000                 0
The Trading Post, Inc.       481,979              481,979                 0
Milton Haber                  47,222               47,222                 0
Heracles Holdings             30,000               30,000                 0
Lawson Rollins                20,000               20,000                 0
Sanjay Achary                  5,000                5,000                 0
Sara Leifer                   50,000               50,000                 0
Joel Marks                   125,000              125,000                 0
Louis F. Centofanti           50,000               50,000                 0
Ira Weingarten                44,444               44,444                 0
Yeshiva Beth Hillel           46,190               46,190                 0
Lisa Grossman                150,000              150,000                 0
Greendel Equities, Inc.      100,000              100,000                 0
Redstone Securities, Inc.    450,000              450,000                 0


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


Meyer Jeger                   92,379               92,379                 0
The Cerplex Group             25,000               25,000                 0
Martin Chopp                  46,190               46,190                 0
CLR Associates                64,167               64,167                 0
KOSTECH SMALL CAP RESEARCH     3,333                3,333                 0
National Bank of Canada       10,000               10,000                 0
Alan Weaver                    7,500                7,500                 0
Neyla Kizner                  20,000               20,000                 0


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



                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned in Salt Lake City, Utah as of the 24th day of April, 1998.

                                PEN INTERCONNECT, INC.

                                By  /s/ James S. Pendleton
                                   James S. Pendleton,
                                  Chairman/ Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints James S. Pendleton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                           Date


 /s/ James S. Pendleton      CEO and                    April 24, 1998
--------------------------
James S. Pendleton         Chairman


/s/ Wayne R. Wright        Vice Chairman                April 24, 1998
-------------------
Wayne R. Wright


/s/ Stephen J. Fryer       Director and Senior Vice     April 24, 1998
--------------------
Stephen J. Fryer           President of  Marketing




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